Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarter Report of CHINA NORTHERN MEDICAL DEVICE, INC.  (the “Company”) on Form 10-Q for the period ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jinzhao Wu, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.

Such Quarter Report on Form 10-Q for the period ending September 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarter Report on Form 10-Q for the period ending September 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of CHINA NORTHERN MEDICAL DEVICE, INC.

Date: November 6, 2009

/s/ Jinzhao Wu
Jinzhao Wu Chief Executive Officer Chief Financial Officer